Exhibit 99.2

Edgewater Technology, Inc.
2009 Annual Meeting
Report of Matter Voted Upon by Stockholders

1.
The 2009 Annual Meeting of Stockholders of Edgewater Technology, Inc. (the “Company) was held at Edgewater Technology, Inc., 20 Harvard Mill Square, Wakefield, Massachusetts, on June 10, 2009 commencing at 10:00 a.m. pursuant to notice properly given (the “Annual Meeting”).

2.
 At the close of business on April 22, 2009, the record date for the determination of stockholders entitled to vote at the Annual Meeting, the outstanding voting securities of the Company were 12,236,145 shares of common stock, $0.01 par value.  Each of the outstanding shares was entitled to one vote on the matters to come before the Annual Meeting.

3.	At the Annual Meeting 10,881,930, or 89%, of the Company’s issued and outstanding shares of common stock were represented in person or by proxy, constituting a quorum.

4.
At the Annual Meeting, each of the following nominees for director received the respective number of votes set forth opposite their name, constituting a plurality of the votes cast, and was duly elected as a director of the Company.

	Number of	Number of Votes
Nominee	Votes “FOR”	“WITHHELD”

Shirley Singleton	10,654,703	227,227
Wayne Wilson	10,682,944	198,985
Paul E. Flynn	10,682,184	199,746
Paul Guzzi	10,681,415	200,514
Nancy L. Leaming	10,514,613	367,317
Michael Loeb	10,610,113	271,817
Barry B. White	10,679,956	201,973

5.
The following table states the tally of the votes cast to ratify the appointment, as described in the Proxy Statement, of Deloitte & Touche LLP as Edgewater’s independent auditors for the fiscal year ending December 31, 2009.

Votes “FOR”	Votes “AGAINST”	Votes “ABSTAINING”	Broker Non-Votes

10,757,320	26,289	98,320	0